                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                  July 8, 1998
                Date of Report (Date of earliest event reported)



                                  UROGEN CORP.
             (Exact name of registrant as specified in its charter)




         Delaware                       0-27264                 33-0687976
   ------------------------         -----------------        ---------------
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
 incorporation)                                             Identification No.)




                           10835 Altman Row,  Suite A
                          San Diego, California  92121
                    (Address of principal executive offices)

                                 (619) 450-5949
              (Registrant's telephone number, including area code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------------------------------------

          On July 8, 1998, UroGen Corp., a Delaware corporation, ("UroGen") purchased, leased and licensed certain tangible property, intellectual property, and other assets of Baxter Healthcare, Inc. ("Baxter"), a Delaware corporation (the "Acquisition"), for a total purchase price, payable in UroGen stock, of approximately $6,712,316.63, based upon the closing price of UroGen's stock on July 8, 1998. In addition, upon the occurrence of certain events UroGen will acquire certain other assets from Baxter for additional stock. The aggregate amount of UroGen stock to be issued is expected to represent 19% of the total voting power in UroGen on a preconverted basis and 50% of the total outstanding stock on a fully converted basis.

          Under the terms of the agreement, UroGen obtained exclusive rights to Baxter's adenoviral-based gene transfer technologies in exchange for 5,444 shares of non-voting Series A Convertible Preferred Stock and 133,900 shares of Common Stock. Each share of the Series A Preferred is convertible into 1,000 shares of UroGen Common Stock. UroGen will also acquire, for an additional 1,768,319 shares of Common Stock and 325 shares of Series A Convertible Preferred Stock, certain fixed assets used in Baxter's gene therapy program.

          Baxter will provide funding to UroGen for continued research and development of the acquired technology in the form of loans under an unsecured line of credit under which UroGen will issue additional Convertible Preferred Stock on an annual basis. Baxter also will have exclusive worldwide rights to sell, market and distribute products that are developed, using this technology, for blood clotting disorders. A team of scientists involved in the project will join UroGen and relocate to San Diego. A Baxter representative will join the UroGen board of directors.

     In a related transaction UroGen sold $1,030,000 of unsecured convertible notes to various private investors. Such notes are convertible into Common Stock at a price of $1.00 per share. The Company also issued warrants to purchase 515,000 shares of Common Stock to those investors, exercisable at 74c per share.

          A copy of the Asset Purchase Agreement, the Amendment to Asset Purchase Agreement, and related agreements are filed as exhibits to this report and are incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

          The following financial statements and exhibits are filed as part of this report, where indicated.

     (a) Financial statements of business acquired, prepared pursuant to Rule
         3.05 of Regulation S-X:

          Not applicable.

     (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

          Not applicable.

     (c) Exhibits in accordance with Item 601 of Regulation S-K:

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          Exhibits.
          --------

          2.1 Asset Purchase Agreement, dated as of February 28, 1998, between UroGen Corp., a Delaware corporation ("UroGen") and Baxter Healthcare Corporation, a Delaware corporation ("Baxter").

          2.2 Amendment to Asset Purchase Agreement, dated as of May 27, 1998, between UroGen and Baxter.

          2.3 Distribution Agreement, dated July 8, 1998, by and among UroGen Corp. and Baxter.

          2.4 Investor Rights Agreement, dated July 8, 1998, between UroGen and Baxter.

          2.5  Credit Agreement, dated July 8, 1998, between UroGen and Baxter.

          2.6 Developmental Collaboration Agreement, dated July 8, 1998, between UroGen and Baxter.

          2.7 Technology License Agreement, dated July 8, 1998, between UroGen and Baxter.

          4.1 Certificate of Designation of Preferences and Rights of Series A Preferred Stock of UroGen.

          4.2 Certificate of Designation of Preferences and Rights of Series B Preferred Stock of UroGen.

          4.3 Certificate of Designation of Preferences and Rights of Series C Preferred Stock of UroGen.

          The Registrant agrees to supplementally furnish the Securities and Exchange Commission with a copy of any other exhibits or schedules upon request.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UROGEN CORP.



Dated:    July 23, 1998             By:  /s/ Paul Quadros
                                         ---------------------------
                                         Paul Quadros
                                         Chief Executive Officer

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                               INDEX TO EXHIBITS



EXHIBIT                                  DESCRIPTION
NUMBER

    2.1 Asset Purchase Agreement, dated as of February 28, 1998, between UroGen Corp., a Delaware corporation ("UroGen") and Baxter Healthcare Corporation, a Delaware corporation ("Baxter").

    2.2 Amendment to Asset Purchase Agreement, dated as of May 27, 1998, between UroGen and Baxter.

    2.3 Distribution Agreement, dated July 8, 1998, by and among UroGen Corp. and Baxter.

    2.4 Investor Rights Agreement, dated July 8, 1998, between UroGen and Baxter.

    2.5      Credit Agreement, dated July 8, 1998, between UroGen and Baxter.

    2.6 Developmental Collaboration Agreement, dated July 8, 1998, between UroGen and Baxter.

    2.7 Technology License Agreement, dated July 8, 1998, between UroGen and Baxter.

    4.1 Certificate of Designation of Preferences and Rights of Series A Preferred Stock of UroGen.

    4.2 Certificate of Designation of Preferences and Rights of Series B Preferred Stock of UroGen.

    4.3 Certificate of Designation of Preferences and Rights of Series C Preferred Stock of UroGen.